Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
Contact: Keishi High, Investor Relations Officer
817-367-4640
Keishi.High@OmniAmerican.com
OMNIAMERICAN BANCORP, INC. REPORTS
SECOND QUARTER 2010 EARNINGS
Fort Worth, Texas — August 11, 2010 - OmniAmerican Bancorp, Inc. (NASDAQ: OABC) (the “Company”), the holding company for OmniAmerican Bank, announced financial results today for the three and six month periods ended June 30, 2010. Highlights for the second quarter of 2010 include:
•	Net income of $607,000 for the quarter ended June 30, 2010, an increase of 105.1 percent compared to the same period in 2009.

•	Basic and diluted earnings per share of $0.06 per share for the quarter ended June 30, 2010.

•	Total stockholders’ equity of $200.9 million at June 30, 2010, an increase of 120.3 percent from December 31, 2009.

•	Non-performing assets to total assets ratio of 1.30 percent at June 30, 2010 compared to 1.35 percent at December 31, 2009.
Net income for the quarter was positively impacted by a $1.5 million increase in net interest income, reflecting an improvement in the net interest margin, to 3.86 percent for the quarter ended June 30, 2010 from 3.48 percent for the quarter ended June 30, 2009, while net income was negatively impacted by a $550,000 increase in the provision for loan losses and a $488,000 decrease in noninterest income.
Earnings per share increased to $0.06 per share for the second quarter of 2010 from $0.03 per share for the first quarter of 2010, due primarily to the timing of the completion of the mutual to stock conversion. OmniAmerican Bank completed its mutual to stock conversion on January 20, 2010. If the conversion had been completed prior to January 1, 2010, earnings per share for the quarter ended March 31, 2010 would have been $0.05 per share.
Financial Condition as of June 30, 2010
Total assets remained unchanged at $1.13 billion at June 30, 2010 and December 31, 2009, primarily due to a $127.4 million increase in securities available for sale, offset by a $107.5 million decrease in cash and cash equivalents and an $18.2 million decrease in loans, net of the allowance for loan losses and deferred fees and discounts.
Cash and cash equivalents decreased $107.5 million, or 76.7 percent, to $32.6 million at June 30, 2010 from $140.1 million at December 31, 2009, primarily due to $164.9 million in purchases of securities available for sale and $118.9 million used to originate and purchase loans, partially offset by $102.3 million in cash received from loan principal repayments, $40.3 million of proceeds from sales, principal repayments and maturities of securities available for sale, and $34.6 million of proceeds from the sales of loans during the six months ended June 30, 2010.
Securities available for sale increased $127.4 million, or 60.6 percent, to $337.8 million from $210.4 million, as we invested the proceeds of our initial public stock offering and cash generated through operations in securities classified as available for sale. The increase in securities available for sale resulted from the purchase of $164.9 million of government-sponsored mortgage backed securities, government-sponsored collateralized mortgage obligations and agency bonds, partially offset by principal repayments, maturities and calls of $38.5 million and sales of $1.8 million.
Loans, net of the allowance for loan losses and deferred fees and discounts, decreased $18.2 million, or 2.6 percent, to $679.9 million at June 30, 2010 from $698.1 million at December 31, 2009, primarily due to a $17.2 million decrease in automobile loans and a $4.9 million decrease in commercial business loans. One- to four-family residential mortgage loans increased $6.9 million as $66.7 million in originations of one- to four-family residential mortgage loans were partially offset by sales of $30.8 million, repayments of $28.3 million and a $1.4 million reclassification to other real estate owned.
Deposits decreased $112.2 million, or 12.3 percent, to $797.8 million at June 30, 2010 from $910.0 million at December 31, 2009. At December 31, 2009, deposits included $159.5 million in subscriptions received for the purchase of shares of common stock in our initial public stock offering. Upon the completion of the stock offering on January 20, 2010, $106.0 million of the net proceeds became capital of the Company with the remainder of the subscription deposits being returned on oversubscriptions. Certificates of deposit increased $22.9 million, to $356.7 million at June 30, 2010 from $333.8 million at December 31, 2009, primarily due to economic conditions causing customers to utilize insured deposit products as an alternative to other types of investments such as equity securities and bonds.
Stockholders’ equity increased $109.7 million, or 120.3 percent, to $200.9 million at June 30, 2010 from $91.2 million at December 31, 2009, primarily due to the results of our initial public offering in January 2010, an increase in accumulated other comprehensive income of $2.4 million and net income of $1.1 million for the six months ended June 30, 2010.
Non-performing assets decreased $568,000, or 3.7 percent, to $14.7 million, or 1.30 percent of total assets, as of June 30, 2010, from $15.3 million, or 1.35 percent of total assets, as of December 31, 2009. The decrease in non-performing assets was primarily attributable to a $1.3 million decrease in commercial real estate loans on nonaccrual status, partially offset by a $624,000 increase in other real estate owned.
Operating Results for the Three Months Ended June 30, 2010
Net income increased to $607,000, or $0.06 per share, for the three months ended June 30, 2010, compared to $296,000 for the three months ended June 30, 2009. OmniAmerican Bank completed its mutual to stock conversion on January 20, 2010. Therefore, no per share comparison information is being provided for the quarter ended June 30, 2009.
Net interest income increased by $1.5 million, or 17.6 percent, to $10.0 million for the quarter ended June 30, 2010 from $8.5 million for the quarter ended June 30, 2009, primarily due to a decrease in total interest expense, partially offset by a decrease in total interest income. Total interest expense decreased by $1.8 million, or 34.0 percent, to $3.5 million for the quarter ended June 30, 2010 from $5.3 million for the quarter ended June 30, 2009, primarily due to a 71 basis point decrease in the average rate paid on interest-bearing liabilities and a 5.3 percent decrease in the average balance of interest-bearing liabilities. Total interest income decreased $279,000, or 2.0 percent, to $13.5 million for the quarter ended June 30, 2010 from $13.7 million for the quarter ended June 30, 2009, primarily due to a 42 basis point decrease in the average yield on interest-earning assets, partially offset by a 5.8 percent increase in the average balance of interest-earning assets.
The provision for loan losses increased by $550,000, or 61.1 percent, to $1.5 million for the quarter ended June 30, 2010 from $900,000 for the quarter ended June 30, 2009, primarily due to a $1.3 million increase in net charge-offs, to $2.1 million for the quarter ended June 30, 2010 from $829,000 for the quarter ended June 30, 2009. Net charge-offs in the quarter ended June 30, 2010 included $1.3 million for a commercial real estate loan and $372,000 for three commercial business loans. The allowance for loan losses was $8.0 million, or 1.16 percent of total loans receivable, at June 30, 2010, compared to $8.3 million, or 1.18 percent of total loans receivable, at December 31, 2009.
Noninterest income decreased $488,000, or 12.2 percent, to $3.5 million for the quarter ended June 30, 2010 from $4.0 million for the quarter ended June 30, 2009, primarily due to a $305,000 decrease in gains on sales of securities available for sale and a $114,000 decrease in service charges and other fees, primarily related to a decline in non-sufficient fund fee income.
Noninterest expense increased $182,000, or 1.7 percent, to $11.1 million for the quarter ended June 30, 2010 from $10.9 million for the quarter ended June 30, 2009, primarily due to a $295,000 increase in other operations expense, a $195,000 increase in professional and outside services, and a $186,000 increase in salaries and benefits expense, partially offset by a $487,000 decrease in FDIC insurance expense. A $167,000 increase in property tax, repairs and maintenance and other expenses related to other real estate owned property contributed to the increase in other operations expense. The remaining increase in other operations expense and the increase in professional and outside services expense can be primarily attributed to the higher costs, such as insurance, accounting and legal expenses, of being a publicly traded company. The increase in salaries and benefits expense was due primarily to compensation costs related to the employee stock ownership plan effective on January 1, 2010. The decrease in the FDIC insurance assessment for the three months ended June 30, 2010 compared to the three months ended June 30, 2009 was primarily attributable to a $478,000 special assessment incurred in the prior year period.
Operating Results for the Six Months Ended June 30, 2010
Net income increased to $1.1 million, or $0.09 per share, for the six months ended June 30, 2010, compared to $459,000 for the six months ended June 30, 2009. OmniAmerican Bank completed its mutual to stock conversion on January 20, 2010. Therefore, no per share comparison information is being provided for the six months ended June 30, 2009.
Net interest income increased by $3.1 million, or 18.8 percent, to $19.6 million for the six months ended June 30, 2010 from $16.5 million for the six months ended June 30, 2009, primarily due to a decrease in total interest expense, partially offset by a decrease in total interest income. Total interest expense decreased by $4.2 million, or 37.5 percent, to $7.0 million for the six months ended June 30, 2010 from $11.2 million for the six months ended June 30, 2009, primarily due to a 81 basis point decrease in the average rate paid on interest-bearing liabilities and a 7.5 percent decrease in the average balance of interest-bearing liabilities. Total interest income decreased $1.1 million, or 4.0 percent, to $26.6 million for the six months ended June 30, 2010 from $27.7 million for the six months ended June 30, 2009, primarily due to a 42 basis point decrease in the average yield on interest-earning assets, partially offset by a 3.9 percent increase in the average balance of interest-earning assets.
The provision for loan losses decreased by $150,000, or 6.3 percent, to $2.3 million for the six months ended June 30, 2010 from $2.4 million for the six months ended June 30, 2009. Net charge-offs increased $727,000, to $2.6 million for the six months ended June 30, 2010 from $1.8 million for the six months ended June 30, 2009. Net charge-offs in the six months ended June 30, 2010 included $1.3 million for a commercial real estate loan and $372,000 for three commercial business loans. The allowance for loan losses was $8.0 million, or 1.16 percent of total loans receivable, at June 30, 2010, compared to $8.3 million, or 1.18 percent of total loans receivable, at December 31, 2009.
Noninterest income decreased $1.7 million, or 20.2 percent, to $6.7 million for the six months ended June 30, 2010 from $8.4 million for the six months ended June 30, 2009, primarily due to a $1.0 million decrease in gains on sales of securities available for sale, a $356,000 decline in net gains on sales of loans and a $198,000 decrease in service charges and other fees, primarily related to a decline in non-sufficient funds fee income.
Noninterest expense increased $969,000, or 4.5 percent, to $22.5 million for the six months ended June 30, 2010 from $21.5 million for the six months ended June 30, 2009, primarily due to a $541,000 increase in salaries and employee benefits, a $411,000 increase in other operations expense, a $319,000 increase in software and equipment maintenance expense, a $253,000 increase in professional and outside services, and a $222,000 increase in marketing expense, partially offset by a $360,000 decrease in depreciation expense on furniture, software and equipment and a $308,000 decrease in FDIC insurance expense. The increase in salaries and employee benefits was due primarily to annual wage adjustments effective January 1, 2010, an increase in incentive expenses related to a new incentive plan that includes a larger employee base with higher percentages, severance expenses related to the termination of certain employees and compensation costs related to the employee stock ownership plan effective on January 1, 2010. A $331,000 increase in property tax, repairs and maintenance and other expenses related to other real estate owned property contributed to the increase in other operations expense. The remaining increase in other operations expense and the increase in professional and outside services expense can be primarily attributed to the higher costs, such as insurance, accounting and legal expenses, of being a publicly traded company. The increase in software and equipment maintenance expense related primarily to expenditures incurred to enhance the performance and security of our information systems. The increase in marketing expense was due primarily to a new debit card rewards program offered to customers. The decrease in depreciation expense on furniture, software and equipment for the six months ended June 30, 2010 compared to the six months ended June 30, 2009 was primarily attributable to assets fully depreciated at December 31, 2009. The decrease in the FDIC insurance assessment for the six months ended June 30, 2010 compared to the six months ended June 30, 2009 was primarily attributable to a $478,000 special assessment incurred in the prior year period, partially offset by increases in the general assessment rate and the deposits upon which the assessment was based.
About OmniAmerican Bancorp, Inc.
OmniAmerican Bancorp is traded under the NASDAQ Global Market under the symbol “OABC” and is the holding company for OmniAmerican Bank, a full-service financial institution headquartered in Fort Worth, Texas. OmniAmerican Bank operates 16 full-service branches in the Dallas/Fort Worth Metroplex and offers a full array of consumer products and services plus business/commercial services, mortgages and retirement planning. Founded over 50 years ago, OmniAmerican Bank has grown to $1.37 billion in assets under management, providing the highest level of personal service. Electronic banking and additional information are available at www.OmniAmerican.com.
Cautionary Statement About Forward-Looking Information
This news release contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may” and words of similar meaning. These forward-looking statements include, but are not limited to statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits.
These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this earnings release.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: general economic conditions, either nationally or in our market areas, that are worse than expected; competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate acquired entities, if any; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board; changes in our organization, compensation and benefit plans; changes in our financial condition or results of operations that reduce capital available to pay dividends; and changes in the financial condition or future prospects of issuers of securities that we own.
Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

OmniAmerican Bancorp, Inc. and Subsidiary
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands, except per share data)

	June 30,	December 31,
	2010	2009
ASSETS

Cash and cash equivalents	$32,646	$140,144
Investments:
Securities available for sale at fair value	337,804	210,421
Other	3,600	3,850
Loans held for sale	811	241

Loans, net of deferred fees and discounts	687,937	706,455
Less allowance for loan losses	(8,003)	(8,328)

Loans, net	679,934	698,127
Premises and equipment, net	49,135	50,951
Other real estate owned	7,607	6,762
Mortgage servicing rights	1,296	1,168
Deferred tax asset, net	5,734	7,514
Accrued interest receivable	3,945	3,523
Other assets	7,589	11,226

Total assets	$1,130,101	$1,133,927

LIABILITIES AND EQUITY CAPITAL

Deposits:
Noninterest-bearing	$69,339	$75,628
Interest-bearing	728,415	834,338

Total deposits	797,754	909,966

Federal Home Loan Bank advances	56,000	66,400
Other secured borrowings	58,000	58,000
Accrued expenses and other liabilities	17,463	8,405

Total liabilities	929,217	1,042,771

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $0.01 per share; 100,000,000 shares authorized; 11,902,500 shares issued and outstanding at June 30, 2010, 0 shares issued and outstanding at December 31, 2009	119	—
Additional paid-in capital	115,434	—
Unallocated ESOP Shares	(9,332)	—
Retained earnings	91,695	90,555
Accumulated other comprehensive income	2,968	601

Total stockholders’ equity	200,884	91,156

Total liabilities and stockholders’ equity	$1,130,101	$1,133,927

OmniAmerican Bancorp, Inc. and Subsidiary
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010		2009
Interest income:
Loans, including fees	$10,675	$11,554	$21,317		$22,795
Securities — taxable	2,770	2,158	5,275		4,780
Securities — nontaxable	12	24	25		76

Total interest income	13,457	13,736	26,617		27,651

Interest expense:
Deposits	2,463	3,368	4,876		7,095
Borrowed funds	1,041	1,886	2,097		4,068

Total interest expense	3,504	5,254	6,973		11,163

Net interest income	9,953	8,482	19,644		16,488

Provision for loan losses	1,450	900	2,250		2,400

Net interest income after provision for loan losses	8,503	7,582	17,394		14,088

Noninterest income:
Service charges and other fees	2,667	2,781	5,169		5,367
Net gains on sales of securities available for sale	—	305	91		1,104
Net gains on sales of loans	328	421	625		981
Net gains on sales of repossessed assets	8	20	25		10
Net losses on disposition of premises and equipment	—	(5)	—		(5)
Commissions	186	214	321		431
Other income	282	223	464		474

Total noninterest income	3,471	3,959	6,695		8,362

Noninterest expense:
Salaries and benefits	5,369	5,183	11,042		10,501
Software and equipment maintenance	838	676	1,625		1,306
Depreciation of furniture, software and equipment	793	970	1,591		1,951
FDIC insurance	342	829	848		1,156
Service fees	182	239	398		449
Communications costs	200	257	472		513
Other operations expense	1,155	860	2,130		1,719
Occupancy	967	904	1,927		1,879
Professional and outside services	1,000	805	1,842		1,589
Loan servicing	68	97	128		193
Marketing	214	126	468		246

Total noninterest expense	11,128	10,946	22,471		21,502

Income before income tax expense	846	595	1,618		948
Income tax expense	239	299	478		489

Net income	$607	$296	$1,140		$459

Earnings per share:
Basic	$0.06	N/A	$0.09	(1)	N/A

Diluted	$0.06	N/A	$0.09	(1)	N/A

(1)	Calculated from the effective date of January 20, 2010.

OmniAmerican Bancorp, Inc. and Subsidiary
Selected Consolidated Financial Ratios and Other Data (Unaudited)

	At or For the		At or For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Performance Ratios:
Return on average assets (1)	0.22%	0.11%	0.21%	0.09%
Return on average equity (1)	1.34%	1.31%	1.26%	1.02%
Interest rate spread (2)	3.53%	3.24%	3.51%	3.12%
Net interest margin (3)	3.86%	3.48%	3.85%	3.36%
Efficiency ratio (4)	82.90%	87.98%	85.32%	86.53%
Noninterest expense to average total assets (1)	4.02%	4.16%	4.06%	4.06%
Average interest-earning assets to average interest-bearing liabilities	123.96%	110.99%	124.22%	110.64%
Average equity to average total assets	16.38%	8.61%	16.38%	8.53%

Selected Balance Sheet Ratios:
Book value per share (5)	$16.88	N/A	$16.88	N/A
Stockholders’ equity to total assets	17.78%	8.69%	17.78%	8.69%

Asset Quality Ratios:
Non-performing assets to total assets	1.30%	0.60%	1.30%	0.60%
Non-performing loans to total loans	1.03%	0.76%	1.03%	0.76%
Allowance for loan losses to non-performing loans	113.02%	158.30%	113.02%	158.30%
Allowance for loan losses to total loans	1.16%	1.20%	1.16%	1.20%
Net charge-offs to average loans outstanding (1)	1.24%	0.45%	0.74%	0.51%

(1)	Ratios are annualized.

(2)	The interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities for the period.

(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(4)	The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

(5)	Book value per share is equal to stockholders’ equity divided by number of shares issued (11,902,500)
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